UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 21, 2007

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY	10532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 347-7400

Not Applicable

Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 19, 2007, the Board of Directors of Acorda Therapeutics, Inc. (“Acorda”) amended its Amended and Restated Bylaws to clarify the advance notice requirement for properly bringing business before the 2007 annual meeting of stockholders and to nominate directors to be elected at such annual meeting.  The amended advance notice requirement eliminates any potential ambiguity caused by the fact that the current Amended and Restated Bylaws had provided for the calculation of notice based on the prior year’s annual meeting, but the 2007 annual meeting will be Acorda’s first annual meeting.  The 2007 annual meeting of stockholders will be held on Tuesday, June 5, 2007.  Stockholders of record at the close of business on April 23, 2007 are entitled to notice of, and to vote at, the 2007 annual meeting and any adjournments thereof.

The Amended and Restated Bylaws of Acorda, as amended as of March 19, 2007, is attached to this report as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

3.2 Amended and Restated Bylaws of Acorda Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

March 21, 2007	By:	/s/ David Lawrence
Name: David Lawrence, M.B.A.
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Acorda Therapeutics, Inc.